EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.

REPORTS SECOND QUARTER FISCAL YEAR 2012 RESULTS

Board of Directors Approves Increase in Quarterly Dividend

BILLERICA, Mass. — November 7, 2011 — American Science and Engineering, Inc. (“AS&E”) (NASDAQ: ASEI), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the second quarter of fiscal year 2012 ended September 30, 2011. The Company reported revenues of $54,778,000 as compared with revenues of $80,637,000 for the second quarter of fiscal year 2011, net income of $6,851,000 as compared with net income of $14,669,000 for the second quarter of fiscal year 2011, and earnings per share of $0.74 as compared with earnings per share of $1.59 for the second quarter of fiscal year 2011. These results represent a 32% decrease in revenues, 53% decrease in net income, and a $0.85 decrease in earnings per share when compared to results for the second quarter of the prior fiscal year, which remains the Company’s record quarter for revenues, net income, and earnings per share.

For the first six months of fiscal year 2012 ended September 30, 2011, the Company reported revenues of $105,881,000 which represents a decrease of 21% as compared with revenues of $134,280,000 for the same period in the prior fiscal year, net income of $12,544,000 which represents a decrease of 42% as compared with net income of $21,470,000 for the same period in the prior fiscal year, and earnings per share of $1.35 which represents a decrease of $0.98 as compared with earnings per share of $2.33 for the prior fiscal year.

The Company reported bookings of $93,463,000 for the second quarter of fiscal year 2012 as compared with bookings of $116,156,000 for the second quarter of the prior fiscal year.  For the first six months of fiscal year 2012 the Company reported bookings of $101,804,000 as compared with bookings of $192,862,000 for the first six months of the prior fiscal year. Backlog as of September 30, 2011 was $211,151,000 as compared with backlog of $254,311,000 as of September 30, 2010.

“AS&E ended the second quarter with strong bookings, returning our backlog to over $200 million,” said Anthony Fabiano, AS&E’s President and CEO. “Our orders in the quarter included a $34.9 million follow-on order for our Z Portal® inspection systems from a strategic customer for customs applications — demonstrating the strong demand for this unique multi-view vehicle screening system.  Global demand for the Z Backscatter™ Van continues to grow with several orders from international customers — both new and repeat.  We continue to see a high level of new service agreements and service renewal contracts as a result of our increased installed base and our high customer-satisfaction ratings. Our sales pipeline of opportunities remains very strong as we continue to make valuable in-roads with new clients while increasing our business with existing clients, which demonstrates the effectiveness of our products and services to meet their critical detection needs.”

In accordance with the previously announced dividend program, the Company is declaring a quarterly cash dividend of $0.50 per share, payable on December 1, 2011 to the holders of record at the close of business on November 21, 2011.  This dividend represents an increase of $0.20 per share over the last quarterly dividend declared of $0.30 per share of common stock.

As previously announced, Anthony Fabiano, AS&E’s President and CEO, and Ken Galaznik, AS&E’s Senior Vice President, CFO and Treasurer, will host the conference call on Monday, November 7, 2011 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-800-561-2731 at least 10 minutes prior to its starting time. For international participants, dial 1-617-614-3528. Please tell the operator the confirmation code: 41371774.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Monday, November 7, 2011 at 7:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial 1-617-801-6888. The conference identification number is 87778143. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E

American Science and Engineering, Inc. (AS&E) is a leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E® systems protect high-threat facilities and help combat terrorism, trade fraud, drug smuggling, weapon smuggling, illegal immigration, and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO),  and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com

Investor Relations Contact:

Annemarie Sadowski

American Science and Engineering, Inc.

asadowski@as-e.com

978-262-8828

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Six Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Total net sales and contract revenues	$54,778	$80,637	$105,881	$134,280

Total cost of sales and contracts	29,657	40,793	56,858	70,624
Gross profit	25,121	39,844	49,023	63,656

Expenses:
Selling, general and administrative	8,379	10,997	17,637	20,810
Research and development	6,537	5,225	12,614	10,235
Total operating expenses	14,916	16,222	30,251	31,045

Operating income	10,205	23,622	18,772	32,611
Interest and other, net	175	(975)	234	419
Income before provision for income taxes	10,380	22,647	19,006	33,030
Provision for income taxes	3,529	7,978	6,462	11,560

Net income	$6,851	$14,669	$12,544	$21,470

Income per share - Basic	$0.75	$1.63	$1.37	$2.38
Income per share - Diluted	$0.74	$1.59	$1.35	$2.33

Weighted average shares - Basic	9,148	9,020	9,170	9,020
Weighted average shares - Diluted	9,232	9,221	9,285	9,219

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2011	March 31, 2011
Assets
Current assets:
Cash and cash equivalents	$24,994	$60,144
Restricted cash	12,521	20,398
Short-term investments, at fair value	162,254	110,141
Accounts receivable, net	34,130	37,180
Inventories	47,699	46,922
Other current assets	22,431	27,249
Total current assets	304,029	302,034

Non-current assets:
Building, equipment and leasehold improvements, net	18,639	18,559
Restricted cash	2,000	9,062
Other assets	6,640	6,919
Total assets	$331,308	$336,574

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$7,798	$9,378
Customer deposits	18,457	9,193
Deferred revenue	19,743	16,924
Other current liabilities	15,992	25,930
Total current liabilities	61,990	61,425

Non-current liabilities:
Lease financing liability	5,087	5,755
Other non-current liabilities	2,915	3,314
Total liabilities	69,992	70,494

Total stockholders’ equity	261,316	266,080
Total liabilities and stockholders’ equity	$331,308	$336,574

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For the Six Months Ended
	September 30, 2011	September 30, 2010
Cash flows from operating activities:
Net income	$12,544	$21,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,924	2,396
Provision for contracts, inventory and accounts receivable reserves	1,264	465
Amortization of bond premium	1,212	1,041
Deferred income taxes	1,170	1,155
Other	(24)	(122)
Stock compensation expense	1,204	2,563

Changes in assets and liabilities:
Accounts receivable	3,059	(6,698)
Unbilled costs and fees	6,800	(13,289)
Inventories	(2,050)	(7,005)
Prepaid expenses and other assets	(2,845)	2,724
Accounts payable	(1,580)	5,826
Accrued income taxes	(1,517)	(3,413)
Customer deposits	9,264	(2,438)
Deferred revenue	2,425	(572)
Accrued expenses and other liabilities	(8,435)	(1,848)
Net cash provided by operating activities	25,415	2,255

Cash flows from investing activities:
Purchases of short-term investments	(148,921)	(99,224)
Proceeds from sales and maturities of short-term investments	95,518	127,695
Purchases of property and equipment, net	(2,980)	(2,899)
Net cash provided by (used for) investing activities	(56,383)	25,572

Cash flows from financing activities:
Decrease in restricted cash and investments	14,939	—
Proceeds from exercise of stock options	2,835	366
Repurchase of shares of common stock	(15,923)	(3,381)
Repayment of leasehold financing	(659)	(649)
Payment of common stock dividend	(5,505)	(5,415)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	131	526
Net cash used for financing activities	(4,182)	(8,553)

Net increase (decrease) in cash and cash equivalents	(35,150)	19,274
Cash and cash equivalents at beginning of period	60,144	34,912
Cash and cash equivalents at end of period	$24,994	$54,186

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